Exhibit 10.10

CREDIT CARD PROCESSING AGREEMENT

This Credit Card Processing Agreement is made as of this 5th day of November, 2012 between WORLD FINANCIAL NATIONAL BANK, a national banking association (the "BANK"), located at 5533 Foothill Road, Ventura, CA 93003, and Privileged World Travel Club, Inc., a Delaware corporation (the "CORPORATION"), located at 1 Blackfield Drive, Tiburon, CA 94920 collectively referred to herein as the ("PARTIES").

 WHEREAS the Company and the Bank believe that it is desirable and in their respective best interests for the Bank, to issue a license to the Company to accept credit cards to the maximum degree permitted by law and by MasterCard International, Inc. (“MasterCard”) and Visa U.S.A Inc. (“Visa”) rules and regulations. It is the intention of the parties that the rights of the Bank set forth in this Agreement or arising from this Agreement are protected by law. The business will allow the customers of the Company to purchase goods from the Company using credit cards issued by MasterCard International, Inc. (“MasterCard”) and Visa U.S.A Inc. (“Visa”) and cleared by the Bank; and

WHEREAS in order to implement such arrangements, the parties hereto desire to enter into this Agreement;

NOW, THEREFORE, the parties hereby agree as follows:

   Section 1. HONORING CARDS

Merchant shall honor, in accordance with the terms and conditions of this Agreement and in accordance with all MasterCard and Visa rules and regulations in existence at the time of the transaction, without discrimination, all MasterCard and Visa credit cards (“Cards”) when properly presented as payment by Merchant’s customers (“Cardholders”) in connection with bona fide legal transactions. If Merchant does not transact business with the general public (e.g., a private club), Merchant shall be deemed to have complied with this nondiscrimination rule if it honors all valid Cards of Cardholders who have purchasing privileges or Memberships with Merchant. Merchant shall not through an increase in price or otherwise, impose a surcharge on a Cardholder who elects to use a Card in lieu of payment by cash, check, or similar means. Merchant may offer discounts for the purpose of inducing payment by cash, check, or other means not involving the use of a Card, provided that the discount is offered to all prospective buyers. Merchant shall not establish minimum or maximum transaction amounts.

   Section 2. CARD EXAMINATION AND CARD RECOVERY

Before accepting any Card, Merchant shall:

(a) Check the date on which the Card becomes valid and the date on which the Card expires. Merchant shall not accept any Card that is not yet valid or that has expired;

(b) Examine the signature on each Cardholder’s Card. Merchant shall not honor any Card where the signature on the sales draft does not correspond to the signature on the Card;

(c) Not request or record personal Cardholder information, such as home or business telephone number, a home or business address, driver’s license, or other such identification onto the sales draft as a condition of the sale unless such information is required under specific circumstances cited in MasterCard or Visa rules and regulations

(d) Examine all card security features (such as by way of example only, a hologram) included on the Card. Merchant shall use its best efforts to retain, by reasonable and peaceful means, any Card which appears to be counterfeit, fraudulent or stolen. Merchant has, or should have, reasonable grounds to believe that a Card is counterfeit, fraudulent, or stolen. Merchant’s obligation to retain or recover a Card does not authorize Merchant to commit any breach of the peace or to cause any injury to persons or property, and Merchant in fact agrees not to commit any such breach of the peace or to cause any injury to persons and/or property.

Section 3. PRIOR AUTHORIZATION

Prior to accepting Card for payment, Merchant shall use due diligence to verify that Cardholder is authorized to use the Card presented and that such Card is genuine.

(a) In addition to the requirements set forth elsewhere in this Agreement, as part of Merchant’s due diligence, Merchant shall obtain prior authorization for every transaction processed through Merchant’s electronic terminal or, if such authorization is not reasonably possible, then authorization shall be obtained by telephone. Merchant shall follow all instructions received in the authorization process. After receiving authorization, Merchant may consummate only the transaction authorized and must post the authorization number on the sales draft. Whenever authorization is obtained by a method other than through the electronic terminal, the Merchant shall execute a sales draft with the Cardholder’s signature and the credit card information imprinted onto the draft.

(b) Obtaining authorization shall not, by itself, satisfy Merchant’s obligation to exercise due diligence. Neither shall authorization constitute a waiver by Bank of any other procedures required of Merchant by this Agreement or any MasterCard or Visa rules or regulations. Authorization shall not validate a transaction which would otherwise be invalid. Authorization shall not validate a transaction involving the use of an expired card or a transaction wherein Cardholder’s signature does not match or has not been authorized by Cardholder. Merchant shall remain fully liable for any chargeback and fees related to an invalid transaction, whether or not prior authorization was obtained.

Section 4. ADVERTISING

Merchant shall display any advertising or promotional materials provided by the Bank so as to be readily visible to Merchant’s customers. This material will be designed to inform the public that Cards will be honored at Merchant’s place of business. Merchants that do not deal with the general public, as well as companies subject to government regulation prohibiting such advertising or promotion or other Merchants expressly exempted by MasterCard or Visa, are excluded from this advertising display requirement. Merchant shall not display or use advertising or promotional materials which suggest, implicitly or explicitly, that Merchant honors only Cards issued by Bank. Merchant shall have the right to use or display the proprietary names and symbols associated with Cards only while this Agreement is in effect or until Merchant is notified by Bank, MasterCard, or Visa to stop such usage. Merchant shall use only the proprietary names and symbols associated with Cards to indicate that Cards are accepted for payment and shall not indicate, directly or indirectly, that the Bank, MasterCard or Visa endorses Merchant’s products or services.

Section 5. DELIVERY OF COPY OF SALES DRAFT

Merchant shall deliver a true and complete copy of the sales draft, credit draft or other transaction memorandum to the Cardholder at the time of the transaction.

Section 6. ENTRY AND P RESENTMENT OF TRANSACTIONS

Merchant shall transmit a daily batch to the Bank containing all sales data relevant to electronic transactions, except that:

(a) When authorization is obtained by telephone, Merchant shall enter the data obtained from the Bank onto a manually imprinted sales draft and forthwith transmit this data into its electronic terminal. The transaction shall be communicated to the Bank in such form as the Bank may from time to time specify or as may be required under any applicable laws, rules, or regulations; or

(b) Merchant shall present no sales data until the goods have been shipped or the services performed and Merchant has otherwise performed all of its principal   obligations to the Cardholder in connection with the transaction. If the Bank requests a copy of such sales draft, credit draft or other transaction memorandum or evidence, Merchant shall provide the Bank with said copy, no later than three (3) calendar days from the date of request.

Section 7. TELEPHONE ORDERS, MAIL ORDERS AND P REAUTHORIZED ORDERS

If a Card transaction is made in such a manner that the credit card is not present at the time of the transaction as, by way of example, a telephone order (“TO”), mail order (“MO”), or preauthorized order (“PO”), the sales draft may be completed without a Cardholder’s signature or a Card imprint. In such case, however, Merchant agrees:

(a) To print legibly on the sales draft sufficient information to identify Merchant and the Cardholder, including all embossed information on Card, including, but not limited to, Merchant’s name and address, Cardholder’s name and any other names which appear on the Card, Cardholder’s account number, expiration date and any effective date on the Card; and

(b) To print legibly on the signature line of the sales draft the letters “TO,” “MO,” or “PO,” as appropriate; and

(c) In the case of a preauthorized order, to require Cardholder to execute and deliver to Merchant a written preauthorization, which Merchant must retain and make available to Bank upon request; and

(d) Not to deliver goods or perform services covered by a pre- authorization after being notified that the preauthorization has been canceled, declined or that the Card is not to be accepted.

In any nonimprint transaction, either manual or electronic, Merchant acts solely at his own risk and shall waive the right to dispute any chargeback arising from a failure to produce to Bank/Cardservice International an imprinted draft.

Section 8. PREAUTHORIZED LODGING AND VEHICLE RENTAL TRANSACTIONS

Regardless of the terms and conditions of any written preauthorization form, the sales draft amount of any lodging or vehicle rental transaction which has been preauthorized shall include only that portion of the transaction, including any applicable taxes, evidencing a bona fide renting of real or personal property by Merchant to a Cardholder and shall not include any consequential charges. Nothing herein is intended to restrict Merchant from enforcing the terms and conditions of its preauthorization form through means other than a Card transaction.

Section 9. PAYMENTS

Merchant shall not receive any payments from a Cardholder for charges included on any transaction resulting from use of any Card. Neither shall Merchant receive any payments from a Cardholder to prepare and present a credit draft for the purpose of effecting a deposit to the Cardholder’s account.

Section 10. CASH ADVANCES

Merchant shall not use, at its location or through its electronic terminal, Merchant’s own credit card or any credit card which Merchant is authorized to use. Such use is deemed a Cash Advance. Cash Advances are prohibited and can result in immediate termination and addition to the Combined Terminated Merchant File, Terminated Merchant File and Match File.

Section 11. RELEASE OF CARDHOLDER ACCOUNT INFORMATION

Unless required by law, Merchant shall not, under any circumstances, sell, purchase, provide, or otherwise disclose Cardholder’s account information or other Cardholder personal information to anyone except Issuer or Bank.

Section 12. PURGED TRANSACTIONS

Merchant acknowledges that batches of transactions that are not closed and transmitted within forty-five (45) days shall be automatically purged and erased from the processing system and are not recoverable. Merchant releases the Bank from any loss they may sustain as a result of such purging and erasure and agrees to indemnify each of them for any losses, including attorneys’ fees and costs, that they may sustain from any source because of this.

Section 13. REPRESENTMENT, PAYMENT AND CHARGEBACK FEES

Chargeback, Credit or Debit, or Representment — $15.00 each

Documentation Retrieval Request — $10.00 each

Section 14. TRANSMISSION OF DATA

Instead of depositing paper sales or credit drafts with Bank, Merchant shall transmit all sales data and credit data to the Bank by means of magnetic tape or electronic data. “Sales data” refers to information transmitted by Merchant which is combined in a sales draft or the electronic or magnetic tape record that is the equivalent of such a sales draft. “Credit data” refers to the information transmitted by Merchant combined in a credit draft or the electronic or magnetic tape record that is the equivalent of such a credit draft. All data (“Transaction Records”) transmitted shall be in a media form and format approved in advance by the Bank and shall be presorted and organized according to the Bank’s instructions. It shall include all information which appears on the sales or credit draft. All references in this Agreement to “sales drafts,” “credit drafts,” “sales data,” or “credit data” shall include, as applicable, Transaction Records transmitted electronically or on magnetic tape, or in original format.

Section 15. 04 CHARGEBACKS

After acceptance by the Bank, Merchant shall nevertheless repay Bank the amount represented by the Transaction Record, plus any applicable chargeback or related fee, if Bank has been charged back by another financial institution or if any one or more of the following circumstances exist:

(a) The Transaction Record or any material or information on a sales or credit draft (such as, by way of example only, the account number, expiration date of the Card, Merchant description, transaction description or notation of prior authorization for the transaction amount or date) is illegible, incomplete or otherwise not discernible, is not endorsed or is not delivered to the Bank within the required time limits;

(b) The Cardholder account number was declined or was not authorized on the transaction date and Merchant failed to reject the transaction;

(c) The sales draft does not contain the imprint of a Card that was valid, effective, and unexpired on the transaction date;

(d) The transaction was one for which prior credit authorization was required and prior credit authorization was not obtained or a valid authorization number is not correctly and legibly included on the Transaction Record;

(e) The Transaction Record is a duplicate of an item previously paid;

(f) The Cardholder disputes the execution of the Transaction Record, the sale, delivery, quality or performance of the goods or services purchased, or alleges that a credit adjustment was requested and refused or that a credit adjustment was issued by Merchant but not posted to Cardholder’s account;

(g) The price of the goods or service shown on the Transaction Record differs from the amount shown on the copy of the sales draft or the receipt delivered to   the Cardholder at the time of the transaction;

(h) The Ban reasonably determine that Merchant has violated any term, condition, covenant, warranty or other provision of this Agreement in connection with the Transaction Record or the transaction to which it relates;

(i) The Bank reasonably determines that the Transaction Record is fraudulent or that the related transaction is not a bona fide transaction in Merchant’s ordinary course of business, or is subject to any claim of illegality, cancellation, rescission, avoidance, or offset for any reason whatsoever, including, without limitation, negligence, fraud or dishonesty on the part of Merchant or Merchant’s agents or employees; The transaction record arises from a mail or telephone order, transaction which the Cardholder disputes entering into or authorizing, or which involves an account number that never existed or that has expired and has not been renewed;

(k) Merchant fails to provide the Bank with any sales draft or credit draft in accordance with this Agreement;

(l) Multiple authorization attempts were made by Merchant for a single transaction;

(m) Merchant has divided a single transaction, in violation of MasterCard and Visa regulations or of this Agreement; or

(n) The Transaction Record is otherwise subject to chargeback by the Card Issuer or Cardholder in accordance with the Associations’ MasterCard/Visa rules or applicable law.

Section 16. CHARGEBACK AND SECURITY INTEREST

Merchant covenants, agrees and acknowledges that, simultaneously with each purchase by the Bank with respect to Bankcard transactions hereunder of Debt, a contingent and unmatured claim for chargeback accrues against Merchant in favor of the Bank for the amount that the Bank is required, or has the right, to pay to or repurchase for MasterCard or Visa with respect to any fees, discounts, customer credits and adjustments, charges, fines, assessments, penalties or other items which may be charged back to Merchant by the Bank, and that all settlements or credits given or payment made by the Bank in connection with such purchases are provisional, and subject to revocation, chargeback or refund, subject to the other terms of this Agreement, the rules and regulations of MasterCard or Visa, and their Operating Procedures. The right of Merchant to receive any amounts due or to become due to it from the Bank is expressly subject and subordinate to the chargeback, setoff, lien and security interest rights of the Bank without regard to whether such chargeback, setoff, lien and security interest rights are being applied to claims that are liquidated, unliquidated, fixed, contingent, matured or unmatured.

Section 17. CHARGEBACK AND DOCUMENTATION RETRIEVAL FEE

Merchant shall pay Bank a $15.00 fee for each chargeback, credit, or debit presentment. Such fee shall be increased to $25.00 any time that chargebacks are classified as "excessive". Merchant shall pay a $10.00 fee for each Documentation Retrieval Request. The amount of these fees is subject to change by the Bank upon the Bank giving Merchant thirty (30) days’ notice of any change.

Section 18. DISPUTES WITH CARDHOLDER

All disputes between Merchant and any Cardholder relating to any Card transaction shall be settled between Merchant and such Cardholder. Merchant shall, indemnify Bank, MasterCard and Visa from any claim or suit brought by Cardholder relating to any transaction with Merchant.

Section 19. TERMINATION

The term of this Agreement shall be six (6) months unless otherwise provided for herein. Notwithstanding this six (6)-month term, Merchant may terminate this Agreement on thirty (30) days’ written notice to the Bank..

Notwithstanding the six (6)-month term, Bank may terminate this Agreement, without cause, upon thirty (30) days’ prior written notice to Merchant.

Bank may terminate this Agreement immediately for cause if any of the following occur:

(a) If Merchant is or becomes bankrupt or is otherwise unable to pay its debts as they become due; or

(b) If Merchant violates any term, condition, covenant, or warranty of this Agreement; or

(c) If Merchant is identified on the Combined Terminated Merchant File.

MERCHANT ACKNOWLEDGES THAT SUCH IDENTIFICATION IS GROUNDS FOR IMMEDIATE TERMINATION OF THIS AGREEMENT AND OF IMMEDIATE TERMINATION OF SERVICE.

Upon the effective date of any termination, Merchant’s rights to make Card transactions, to deposit transactions with the Bank, and to use sales draft forms, credit draft forms, promotional material and/or any other items provided or made available through the Bank shall cease. However, Merchant’s obligations in connection with any Transaction Record accepted by the Bank before or after termination shall survive such termination, including, without limitation, Merchant’s chargeback obligations. Following the effective date of termination, Merchant shall maintain funds on deposit on account available to Bank for a reasonable time. Based upon Cardholder and Issuer chargeback rights, the amount of funds shall be reasonably adequate to cover all chargeback deposit charges, refunds, and fees, including, but not limited to, costs for accounting, investigation and account management, incurred by the Bank pursuant to this Agreement, MasterCard or Visa operating regulations, or the regulations of any processing facility. Bank is hereby irrevocably authorized by Merchant to charge such account, or other accounts maintained by Merchant, for the amount of such matters. Merchant shall pay Bank for all such matters upon demand by Bank, together with all costs and expenses incurred by the Bank, including reasonable attorneys’ fees.

Section 20. GATEWAY PROGRAMMING

APPLICABILITY TO THIS AGREEMENT

In addition to all other provisions of this Merchant Agreement, the provisions of this Article 4 shall apply if Merchant has elected to utilize the electronic commerce payment system offered by Cardservice International.

PROGRAMMING OF WEB SITE

While the Bank provides specific APIs or programming scripts to Merchant or Merchant’s Web site programmer(s), Merchant acknowledges that such sample programming scripts are insufficient to allow the Merchant’s Web site to function with the LinkPoint Secure Payment Gateway. Programming of the Merchant Web site and its functionality are the sole responsibility of Merchant.

Section 21. DEBIT CARD PROGRAM

APPLICABILITY TO THIS AGREEMENT

In addition to all other provisions of this Merchant Agreement, the provisions of this Section 21 shall apply if Merchant elected to utilize the debit card online network.

SERVICES

Bank shall sponsor Merchant for membership in the debit card online network that Merchant has selected. Merchant acknowledges that sponsorship does not guarantee acceptance. The Bank shall process and settle Merchant’s debit card transactions.

DEBIT FEES

Debit and other fees as set forth from time to time on the Merchant Application are to be paid by Merchant. These fees are subject to change upon thirty (30) days’ prior notice to Merchant from the Bank.

Merchant shall also be charged the network fees as set forth on the Merchant Application, on a per transaction, per network basis for the networks that service the Merchant’s location.

NOTE: All fees and other charges shall be settled monthly through the Automated Clearing House (ACH).

OTHER FEES AND SUPPORT FEES

Bankcard Monthly Minimum Fee

$25.00 minimum

Customer Support Fee

$10.00 per month

Documentation Fee

$ 2.00 per page

Checking Account Change Fee

$25.00 per change

Reject Fee

$15.00 per item, or

$25.00 per daily batch

Section 22: PAYMENT

The Bank will pay merchant in United States Dollars for the face amount of Charges submit, minus: 1) the amount calculated using the Discount Rate (Discount) or the Monthly Fee (whichever is applicable); 2) any amounts owed the Bank 3) any amounts for which the Bank has Full Recourse; and 4) any Credits submit by the merchant. The Bank will send payment to the merchant in accordance with the payment plan the merchant selected. If the Bank charges the merchant a Monthly Fee, the Bank may debit the merchants Account for such Monthly Fee. The merchant may not receive payment on behalf of any other entity. The merchant may elect one of two other payment options. With the first such option, the Discount will not be deducted from the face amount of the Charges submit. Instead, after each month, the Bank will debit the merchants Account for the aggregate Discount with respect to all of that month’s Charges. If the merchant selects this option, the Bank has the right to add an additional 0.03% to the merchants Discount Rate if the amount of Charges submitted exceeds a threshold amount determined by the Bank. With the second option, at the time of each of payment to the merchant for Charges submitted, there will be a separate debit to the merchants Account for the Discount related to such Charges. In both cases, when the Bank pays the merchant for the face amount of Charges submitted, the Bank will deduct any Credits submitted and we will debit the merchants Account for: 1) any amounts owed to the Bank; and 2) any amounts for which the Bank has Full Recourse. In order to be eligible for either option, merchant must: 1) submit all Charges to the Bank electronically; 2) receive all payments electronically via ACH; and 3) be paid on the Basic Payment Plan.

Payment Method: Merchant must participate in the Bank's Electronic Pay Program (Electronic Pay).

Payments will be sent electronically via the Automated Clearing House of the Federal Reserve System (ACH) to the demand deposit account designated (Account) at a domestic bank (Bank) that participates in ACH. Unless otherwise mutually agreed, the Bank will initiate payment via ACH within three (3) business days of receiving and processing Charge Data. If payment date falls on a day that the bank is not open for processing ACH payments, will be initiated on the next day the bank is open for processing ACH payments. Merchant must provide to the Bank information about merchants Account and must notify their Bank that the Bank has access to the Account for debiting and crediting the merchants Account. The Bank will not be responsible for any obligations or liabilities, including but not limited to incidental or consequential damages, over and above the amount of the applicable debit, credit or adjustment to the merchants Account in the event that any such debit, credit or adjustment is not honored by the merchants Bank or is improperly applied to the merchants Account. There is an additional fee of 0.15% of the face amount of Charges submited for participation in Electronic Pay. However, if the merchant obtain Authorization for Charges electronically and transmit Charge Data to the Bank electronically, merchant will not be charged the additional fee for participation in Electronic Pay.

There are three (3) payment alternatives as described below:

•

Basic Payment Plan: Payment is sent within three (3) business days after the Bank receives and process Charges.

•

Economy Payment Plan: Payment is sent fifteen (15) calendar days after the Bank receives and process Charges.

•

Extended Payment Plan: Payment is sent thirty (30) calendar days after the Bank receives and process Charges.

If the merchant is paid by check, the Bank will charge a processing fee of 95 cents per check

Section 23. GENERAL PROVISIONS

FORMS

Merchant shall use only such forms or modes of transmission for sales data as are provided or approved in advance by the Bank. Merchant shall not use forms or equipment

RECORDS

Merchant shall preserve a copy of the actual paper sales drafts and credit drafts for at least one year after the date Merchant presents the transaction data to the Bank. Merchant shall retain original transaction data or make legible microfilm copies of both sides of such actual paper Transaction Records, and store for a minimum of three (3) years. Within three (3) calendar days of receipt of the Bank’s request, Merchant shall provide to the Bank, at Merchant’s cost, either the actual paper Transaction Record, if requested by the Bank, or a legible microfilm thereof comparable in size to the actual paper Transaction Records. In addition, Merchant shall, within three (3) calendar days of the Bank’s request, provide any other documentary evidence available to Merchant and reasonably requested by the Bank to meet its obligations under law, including, but not limited to, its obligations under the Fair Credit Reporting Act, or its obligations to otherwise respond to questions concerning Cardholder accounts. Following termination, for so long as Merchant is required to retain the same, Merchant shall promptly provide the Bank with all original and microfilm copies of records required to be retained at the time of termination.

(a) Merchant assumes full and exclusive responsibility for the security of all data and records it obtains, whether received or in transit, or accumulates, as a result of entering into the Merchant Agreement. Neither Bank or nor their agents, contractors, licensees, employees, officers, directors or affiliates warrant the security of such data and records. Losses to Bank arising from any breach of such security shall give rise, inter alia, to chargeback rights by the Bank.

AMENDMENT

The Bank may amend this Agreement at any time by mailing written notice to Merchant of any amendment at least thirty (30) days prior to the effective date of the amendment. The amendment shall become effective on the date specified by the Bank unless the Bank receive Merchant’s notice of termination of this Agreement before such effective date.

MERCHANT ACCOUNT

In order to facilitate the transfer of payments between the parties hereto, or any affiliate thereof, Merchant may maintain a commercial deposit account with Bank. Said account shall be subject to such terms and conditions (including, without limitation, the imposition of service charges and fees) as may be agreed to by Bank and Merchant. In the absence of any express written agreement, the standard terms and conditions applicable to commercial deposit accounts offered by Bank shall apply. As amounts become payable, whether or not under this Agreement, to Bank, or to Merchant under this Agreement, Bank may, unless otherwise agreed in writing, make payments to or receive payments from Merchant by crediting or debiting such account without prior notice. If such a commercial deposit account is not maintained by Merchant, payment between the parties shall be made in a manner satisfactory to the Bank.

ALL NOTICES

All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if delivered personally. If Merchant transmits by U.S. Mail, postage prepaid, notice shall be deemed served upon confirmed receipt by the Bank. Merchant shall mail the original of the communication to the receiving party on the date of transmission, by first class mail, postage prepaid, and it shall be deemed served on the day of confirmed receipt by the Bank. Communications to Merchant shall be addressed to the address appearing on the Merchant Application. Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

INDEMNIFICATION

Merchant and Guarantor shall, jointly and severally, indemnify, defend, and hold harmless the Bank, MasterCard and Visa against and with respect to any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries, and deficiencies, including interest, penalties, and reasonable attorneys’ fees, that the Bank, MasterCard and Visa shall incur or suffer, that arise, result from, or relate to any breach of, or failure by Merchant to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, supplemental agreement, appendix or other instrument furnished or to be furnished to Merchant under this Agreement or in the event Bank is named as partiy to any litigation involving Merchant brought by a party not party to this Merchant Agreement.

LIMITATION OF LIABILITY

The Bank’s liability to Merchant with respect to any Card transaction shall not exceed the amount represented by the Transaction Record in connection with that transaction, less any applicable discount or fees. The Bank shall in no event be liable for any incidental or consequential damages whatsoever.

LAW AND VENUE

This Agreement shall be construed in accordance with, and governed by, California law as applied to contracts that are executed and performed entirely in California. The parties agree that any suit, action, or proceeding arising out of or relating to this Agreement, or the interpretation, performance or breach of this Agreement, shall be instituted in any court of the state of California located in Ventura County. Each party irrevocably submits to the jurisdiction of those courts and waives all objections to jurisdiction or venue that it may have under the laws of the state of California or otherwise in those courts in any suit, action, or proceeding. The parties expressly stipulate, consent to and agree that the specific geographic location as the place of performance of this Agreement, in its entirety, shall be within the county of Ventura in the state of California. By this special contract, the exclusive venue for any action between them shall be within the county of Ventura in the state of California.

ASSIGNABILITY

Merchant may not assign this Agreement, or any rights hereunder, directly or by operation of law, without the prior written consent of the Bank. For purpose of this Agreement, assignment shall include, but not be limited to, transfer of control of Merchant and any ownership change which results in a new majority owner. Without such written consent, Merchant shall continue to be bound by this Agreement.

ATTORNEYS’ FEES AND COSTS

Merchant shall be liable for and shall indemnify and reimburse the Bank for any and all attorneys’ fees and other costs and expenses paid or incurred by the Bank in the enforcement of this Agreement, or in collecting any amounts due from Merchant to the Bank hereunder or resulting from any breach of any of the terms or conditions of this Agreement. In addition, whether legal action is contemplated or commenced against Merchant, the Bank shall be entitled to recover from Merchant all of its investigative and other costs related to searching for the whereabouts of Merchant or any Guarantor. Merchant authorizes the Bank, at its sole option and without prior notice, to deduct such investigative and other costs from any monies that Merchant may have on deposit with the Bank.

FORCE MAJEURE

The Bank shall have no liability to Merchant for delay or failure to perform any part of this Agreement on account of an act of God or the public enemy, fire, explosion, flood, earthquake, riot, war, sabotage, accident, embargo or any circumstances of like or different character beyond Bank’s reasonable control or by interruption or delay in transportation, inadequacy or shortage or failure of supply of materials, utilities, computer software, or equipment breakdown, labor trouble, or compliance with any order, direction, action or request of any governmental officer, department or agency.

FIDUCIARY RELATIONSHIP

As provided in California Financial Code Section 952 as it now exists and as it may be amended from time to time, whenever Merchant has a deposit held arising from or subject to this Agreement with any bank which, pursuant to this Agreement, Merchant is not entitled to, Merchant’s entitlement to such deposit shall be as a fiduciary of the Bank until any claim by the Bank has been resolved. Merchant agrees that its failure to repay, within twenty (20) calendar days of notification, to the Bank funds Merchant is not entitled to, shall result in a presumption that Merchant intends to misappropriate such funds.

SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of final jurisdiction, it is the intent of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable, and binding on the parties.

CHANGE OF MERCHANT NAME OR BUSINESS TYPE

Changes, by way of example only, business name change, business telephone and/or address change, or any banking information shall be submitted, in writing, to the Bank by Merchant under the terms provided in this Agreement. Merchant represents that it is engaged in the business specified on the initial Merchant Application. Merchant shall not process payment transactions for any other type of business.

 IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized officers effective on the day and year written next to the signatures.

For PRIVILEGED WORLD TRAVEL CLUB, INC.:

For WORLD FINANCIAL NATIONAL BANK:

Signature: /s/ Gregory Lykiardopoulos

Signature: /s/ Arthur J. Done

Name: GREGORY E. LYKIARDOPOULOS

Name: ARTHUR J. DONE

Title: CHIEF EXECUTIVE OFFICER

Title: VICE PRESIDENT

   MERCHANT ACCOUNTS

Date: NOVEMBER 5, 2012

Date: NOVEMBER 5, 2012